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                                                               EXHIBIT (m)(1)(B)

                               ING INVESTORS TRUST
                            (FORMERLY THE GCG TRUST)

                               SHAREHOLDER SERVICE
                                       AND
                                DISTRIBUTION PLAN

                                 CLASS R SHARES

      WHEREAS, ING Investors Trust (the "Trust") engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act"); and

      WHEREAS, shares of beneficial interest of the Trust are currently divided into series and the series to which this Plan applies are listed on Schedule A (collectively, the "Fund"); and

      WHEREAS, shares of beneficial interest of the Fund are divided into classes of shares, one of which is designated Class R; and

      WHEREAS, the Trust employs Directed Services, Inc. (the "Distributor") as distributor of the securities of which it is the issuer; and

      WHEREAS, the Trust and the Distributor have entered into an Underwriting Agreement pursuant to which the Trust has employed the Distributor in such capacity during the continuous offering of shares of the Trust; and

      WHEREAS, the Trust wishes to adopt this Shareholder Service and Distribution Plan (this "Plan") of the Fund with respect to Class R shares as set forth hereinafter.

      NOW, THEREFORE, the Trust hereby adopts this Plan on behalf of the Fund with respect to its Class R shares, in accordance with Rule 12b-1 under the Act, on the following terms and conditions:

        1. In consideration of shareholder services and account maintenance services provided by the Distributor to the Fund under this Plan, the Fund shall pay to the Distributor a shareholder service fee at the rate of 0.25%, on an annualized basis, of the average daily net assets of the Fund's Class R shares. At any time such payment is made, whether or not this Plan continues in effect, the making of a payment for shareholder services under this Plan will not cause the limitation upon such payments established by this Plan to be exceeded. The shareholder service fee shall be calculated and accrued daily and paid monthly or at such intervals as the Board of Trustees (the "Board") shall determine, subject to any applicable restriction imposed by rules of the National Association of Securities Dealers, Inc. ("NASD").

        2. The amount set forth in paragraph 1 of this Plan shall be used by the Distributor to pay securities dealers (which may include the Distributor itself) and
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    other financial institutions, plan administrators and organizations for servicing shareholder accounts, including a continuing fee that may accrue immediately after the sale of shares.

      (a) Shareholder services provided under this Paragraph 2 may include, among other things, acting as the shareholder of record; processing purchase and redemption orders; maintaining participant account records; answering participant questions regarding the Fund; facilitating the tabulation of shareholder votes in the event of a meeting; conveying information with respect to Fund shares purchased and redeemed and share balances to the Fund and to service providers; providing shareholder support services; providing other services to shareholders, plan participants, plan sponsors and plan administrators.

      (b) Shareholder services expenses payable under this Plan include an allocation of overhead of the Distributor and accruals for interest on the amount of servicing expenses that exceed shareholder servicing fees received by the Distributor.

      (c) Payments under this Plan are not tied exclusively to actual shareholder services and distribution expenses, and these payments may exceed shareholder services and distribution expenses actually incurred.

        3. The Fund shall pay to the Distributor, as the distributor of the Class R shares of the Fund, a fee for distribution of the shares at the rate of 0.50% on an annualized basis of the average daily net assets of the Fund's Class R shares. At any time such payment is made, whether or not this Plan continues in effect, the making of a payment will not cause the limitation upon such payments established by this Plan to be exceeded. Such fee shall be calculated and accrued daily and paid monthly or at such intervals as the Board shall determine, subject to any applicable restriction imposed by rules of the NASD.

        4. The amount set forth in paragraph 3 of this Plan shall be paid for the Distributor's services as distributor of the shares of the Fund in connection with any activities or expenses primarily intended to result in the sale of the Class R shares of the Fund. Such activities include, but are not limited to, payment of compensation, including incentive compensation, to securities dealers (which may include the Distributor itself), plan administrators and other financial institutions and organizations to obtain various distribution related and/or administrative services for the Fund.

      (a) Distribution services provided under this Paragraph 4 may include, among other things, processing new shareholder account applications; preparing and transmitting to the Fund's Transfer Agent computer processable tapes of all transactions by customers; and serving as the primary source of information to customers in providing information and answering questions concerning the Fund and their transactions with the Fund;


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      providing other services to shareholders, plan participants, plan sponsors and plan administrators.

      (b) The Distributor is authorized under this Plan to engage in advertising, the preparation and distribution of sales literature and other promotional activities on behalf of the Fund.

      (c) The Fund is authorized under this Plan to pay the cost of printing and distributing Fund Prospectuses and Statements of Additional Information to prospective investors and of implementing and operating this Plan.

      (d) Distribution expenses payable under this Plan include an allocation of overhead of the Distributor and accruals for interest on the amount of distribution expenses that exceed distribution fees received by the Distributor.

      (e) Payments under this Plan are not tied exclusively to actual shareholder services and distribution expenses, and these payments may exceed shareholder services and distribution expenses actually incurred.

5. This Plan shall not take effect until it, together with any related agreements, has been approved by votes of a majority of both (a) the Trust's Board of Trustees and (b) those Trustees of the Trust who are not "interested persons" of the Trust (as defined in the Act) and who have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Rule 12b-1 Trustees"), cast in person at a meeting (or meetings) called for the purpose of voting on this Plan and such related agreements.

6. After approval as set forth in paragraph 5, and any other approvals required pursuant to the Act and Rule 12b-1 under the Act, this Plan shall take effect at the time specified by the Trust's Board of Trustees. This Plan shall continue in full force and effect as to the Class R shares of the Fund for so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in paragraph 5.

7. The Distributor shall provide to the Trustees of the Trust, at least quarterly, a written report of the amounts so expended and the purpose for which such expenditures were made.

8. This Plan may be terminated as to each Fund at any time, without payment of any penalty, by vote of the Trustees of the Fund, by vote of a majority of the Rule 12b-1 Trustees, or by a vote of a majority of the outstanding voting securities of Class R shares of a Fund, on not more than 30 days written notice to the Distributor.

9. This Plan may not be amended to increase materially the amount of shareholder service fee provided for in Paragraph 1 or the distribution fee provided for in Paragraph 3 of this Agreement unless such amendment is approved by a vote of


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      the shareholders of the Class R shares of the Fund, and no material amendment to the Plan shall be made unless approved in the manner provided for approval and initial approval and annual renewal in paragraph 5 of this Plan. This Plan may be amended by mutual written consent of the Trust and the Distributor, including amending Schedule A to reflect changes to the series identified on the Schedule.

10. While this Plan is in effect, the selection and nomination of Trustees who are not interested persons (as defined in the Act) of the Trust shall be committed to the discretion of the Trustees who are not such interested persons.

11. The Trustees shall preserve copies of this Plan and any related agreements and all reports made pursuant to paragraph 7 of this Plan, for a period of not less than six years from the date of this Plan. Any such agreement or report will be maintained for the first two years in an easily accessible place.

12. In providing services under this Plan, the Distributor will comply with all applicable state and federal laws and the rules and regulations of authorized regulatory agencies.


Last Approved:  May 29, 2003



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                                   SCHEDULE A

Name of Fund
------------

ING AIM Mid Cap Growth Portfolio

ING Alliance Mid Cap Growth Portfolio

ING Marsico Growth Portfolio

ING Capital Guardian Large Cap Value Portfolio

ING Mercury Focus Value Portfolio

ING Capital Guardian Managed Global Portfolio

ING Mercury Fundamental Growth Portfolio

ING Capital Guardian Small Cap Portfolio

ING MFS Mid Cap Growth Portfolio

ING Developing World Portfolio

ING MFS Research Portfolio

ING Eagle Asset Value Equity Portfolio

ING MFS Total Return Portfolio

ING FMR(SM) Diversified Mid Cap Portfolio

ING PIMCO Core Bond Portfolio

ING Goldman Sachs Internet Tollkeeper(SM) Portfolio

ING Salomon Brothers All Cap Portfolio

ING Hard Assets Portfolio

ING Salomon Brothers Investors Portfolio

ING International Portfolio

ING T. Rowe Price Capital Appreciation Portfolio

ING Janus Growth and Income Portfolio

ING T. Rowe Price Equity Income Portfolio

ING Janus Special Equity Portfolio

ING UBS U.S. Balanced Portfolio

ING Jennison Equity Opportunities Portfolio

ING Van Kampen Equity Growth Portfolio

ING JPMorgan Fleming International Enhanced EAFE Portfolio

ING Van Kampen Global Franchise Portfolio

ING JPMorgan Fleming Small Cap Equity Portfolio

ING Van Kampen Growth and Income Portfolio

ING Limited Maturity Bond Portfolio

ING Van Kampen Real Estate Portfolio

                                       5